Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AJO, L.P. (f/k/a/Aronson+Johnson+Ortiz, LP)
(the Agreement)

Dated January 10, 2011, as amended June 24, 2011, December 15, 2011 and September 20, 2012




	[REDACTED]




Agreed and Accepted:

SEI Investments Management Corporation
AJO, L.P. (f/k/a/Aronson+Johnson+Ortiz,
LP)


By:

/s/ Stephen Beinhacker

By:

/s/ Theodore R. Aronson
Name:

Stephen Beinhacker

Name:

Theodore R. Aronson

Title:

Vice President

Title:

Managing Principal




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